Exhibit 4.0

VOID AFTER 5:00 P.M. Insert Date, 2010

The Warrant represented by this certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration and the provisions of this Warrant are complied with.

(REV 11-15-06) ORIGINAL DATE: ______

100,000 Warrants
SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.
COMMON STOCK PURCHASE WARRANTS
(Void after 5:00 p.m. California time, Insert Date 2010)

Certificate Evidencing 100,000 Warrants
(One Warrant is required for the purchase of one share of Common Stock, subject to adjustment as provided below)

This is to certify that, for value received and subject to the conditions herein set forth, Name and Address (the "Warrantholder") is entitled to purchase, at any time after 9:00 a.m. California time on Insert Date and in any event no later than 5:00 p.m. California time on Insert Date, 2010 (the "Expiration Date"), such number of shares of Common Stock, $0.001 par value, of Seychelle Environmental Technologies, Inc., a Nevada corporation (the "Company"), as shall equal the number of Warrants evidenced by this Certificate (such shares purchasable upon exercise of the Warrants are herein called the "Warrant Stock"), at $.40 per share.

The amount per share specified above, as adjusted from time to time pursuant to the provisions hereinafter set forth, is herein called the "Purchase Price."

1.    (a) If the Company shall, prior to the exercise of these Warrants, divide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock purchasable upon exercise of these Warrants immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock purchasable upon exercise of these Warrants immediately prior to such combination shall be proportionately decreased. Any such adjustment to the number of shares shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefore.

(b) Whenever the number of shares of Common Stock purchasable upon the exercise of these Warrants is required to be adjusted as provided in this Section 1, the Purchase Price shall be adjusted (to the nearest cent) by multiplying such Purchase Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of these Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(c) In case of any reclassification of the outstanding shares of Common Stock, other than a change covered by paragraph 1(a) hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holder of these Warrants shall have the right thereafter (until the expiration of the right of exercise of these Warrants) to receive upon the exercise thereof, for the same aggregate Purchase Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, which a holder of the number of shares of Common Stock of the Company would obtain upon exercise of these Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by paragraph 1(a), then such adjustment shall be made pursuant to both paragraph 1(a) and this paragraph 1(c). The provisions of this paragraph 1(c) shall similarly apply to successive reclassifications, or capital reorganization, mergers or consolidations, sales or other transfers.

(d) When any adjustment is required to be made pursuant to this Section 1, the Company, upon the subsequent written request of any holder of the Warrants, shall promptly mail to said holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth, if applicable, the kind and amount of stock or other securities or property into which the Warrants shall be exercisable following the occurrence of any of the events specified.

(e) The Company shall not be required upon the exercise of any of the Warrants evidenced hereby to issue any fraction of shares, but shall make any adjustment therefor in cash on the basis of the fair market value of any such fractional interest as it shall appear on the public market for such shares, or, if there is no public market for such shares, then as shall be reasonably determined by the Company.

(f) The Company may at any time in its sole discretion, which shall be conclusive, make any change in the form of Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant Certificate thereafter issued or signed, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as changed.

2. The Company agrees that (i) a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants upon the basis hereinbefore set forth shall at all times during the term of said Warrants be reserved for the exercise thereof, (ii) it shall from time to time, in accordance with the laws of the State of Nevada, increase the authorized number of shares of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit exercise of these Warrants, and

3. Exercise may be made of all or any part of the Warrants evidenced by this Certificate by surrendering it, with the purchase form provided for herein duly executed by the registered owner hereof, at the office of the Company, currently located at 33012 Calle Perfecto, San Juan Capistrano, California 92675, or at such other office or agency as the Company may designate, accompanied by payment in full, of the Purchase Price payable in respect of the Warrants being exercised by payment in cash or by certified or official bank check.

4. By acceptance of this Warrant Certificate the Warrantholder hereby represents, warrants and acknowledges to the Company as follows:

(a) The Warrantholder acknowledges that the purchase, if made, of the Warrant Stock involves a high degree of risk and further acknowledges that he can bear the economic risk of the acquisition of the Warrant Stock, including the total loss of his investment.

(b) By reason of his business and financial experience, the Warrantholder has the capacity to protect his own interests in this transaction and is acquiring (and will acquire) the Warrant Stock for his own account and not with a view to distribution.

(c) The Warrantholder understands that no federal or state agency has passed on or made any recommendation or endorsement of the Warrants and/or the Warrant Stock.

5.    (a) The exercise of the Warrants and the issuance of Warrant Stock upon such exercise shall be subject to compliance by the Company and the Warrantholder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

(b) In connection with and as a condition to the exercise of the Warrants, the Warrantholder shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

6. All shares of Common Stock or other securities delivered upon the exercise or conversion of the Warrants evidenced hereby shall be validly issued, fully paid and nonassessable.

7.    (a)  Securities-Laws. Neither this Warrant nor the Warrant Stock issuable upon the exercise hereof has been registered under tmhe Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Stock issued, the Holder must first give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon registration of the Warrants pursuant to the Securities Act of 1933 and applicable state securities laws; or (ii) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (iii) upon receipt by the Company of an opinion of counsel to the Company, in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act.

(b) Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

(c) Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 4, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorney's fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (b) any transfer of any of this Warrant or the Warrant Stock in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (c) any transfer of this Warrant or any of the Warrant Stock not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

(d) Transfer. Except as restricted hereby, this Warrant and the Warrant Stock issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant certificate to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant certificate in the name of the assignee named in such instrument of assignment, and this Warrant certificate shall promptly be cancelled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

8. The Warrantholder shall not, by virtue of ownership of Warrants, be entitled to any rights whatsoever of a shareholder of the Company.

9. This Certificate and these Warrants shall be governed by and construed and interpreted in accordance with the internal laws of the State of Nevada. All disputes arising hereunder shall be tried in federal or state court located in Carson County, Nevada (the parties hereby submitting to the exclusive personal jurisdiction of and exclusive venue in such courts) and the parties agree that their remedies at law hereunder are adequate and exclusive.

10. Notice pursuant to these Warrants shall be sufficiently given, if sent by first-class mail, postage pre-paid, addressed, if to the Warrantholder, to such holder at his last known address as it shall appear in the records of the Company, and if to the Company, at 33012 Calle Perfecto  San Juan Capistrano, California 92675, Attn.: Treasurer. The parties may alter the addresses to which communications are to be sent hereunder by giving notice of such change of address to the other party in conformity with the provisions of this Section for the giving of notice.

11. Subject to the restrictions on transfer contained in Section 7 hereof, all the terms and provisions of these Warrants shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

12. No amendment, modification, or supplement of this Certificate shall be binding unless executed in writing and signed by the Company and the Warrantholder.

Executed as of July 25, 2006 in San Juan Capistrano, California.

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.

Date: Insert Date	By:	/s/ Insert Signature
Insert Typed Signature Neme Insert Typed Signature Neme

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC.

SUBSCRIPTION FORM

To be Executed by the Warrantholder In Order to Exercise Warrants

☐

I hereby deliver $ ______ and irrevocably elect to exercise _______ Common Stock Purchase Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Common Stock Purchase Warrants.

☐

I hereby deliver $ ______ and a promissory note, the terms of which have been approved by the Board of Directors of the Company, in the principal amount of $_________ and irrevocably elect to exercise _________ Common Stock Purchase Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Common Stock Purchase Warrants.

The certificates for the securities to be acquired shall be issued (bearing the appropriate legends) in the name of:

(Please Insert Name and Social Security or Other Identifying Number)

and be delivered to

and if such number of Common Stock Purchase Warrants shall not be all of the Common Stock Purchase Warrants held by the Warrantholder, that a new Warrant Certificate for the balance of such Common Stock Purchase Warrants be registered in the name of, and delivered to, the Warrantholder at the address stated below.

Date: __________________________________
Name (printed)

Signature

Address

Social Security No.